LIMITED POWER OF ATTORNEY - SECURITIES LAW COMPLIANCE

The undersigned, as an officer, director or 10% stockholder of TRIPATH TECHNOLOGY INC.
(the "Corporation") hereby constitutes and appoints CLARKE SENIFF or KEITH P. YEE hereby and each of then, the undersigned's true and lawful attorney-in-fact and agent to complete and execute such Forms 144,
Forms 3, 4,and 5 and other forms as such attorney shall in his or her discretion determine to be required or advisable pursuant to Rule 144 promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Corporation, and to do all acts necessary in order to file such forms with the Securities and Exchange Commission, any securities exchange or national association, the Corporation and such other person or agency as the attorney shall deem appropriate.  The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue thereof.

 This Limited Power of Attorney is executed at Los Gatos, CA as of the date set forth below.

/s/ Mr. Akifumi Goto
_______________________________
(Signature)

Mr. Akifumi Goto
_______________________________
Type or Print Name

Date:__December 14, 2004_________